UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 26, 2011
Date of Report (Date of Earliest event reported)

Bio-Carbon Solutions International Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

123 March Street, Suite 202, Sault Ste Marie, Ontario, Canada P6A 2Z5
(Address of principal executive offices)  (Zip Code)

(705) 253-5096
www.bio-carb.com
(Registrant’s telephone number, including area code)

Elemental Protective Coatings Corp.
Water Park Place, 20 Bay Street, Toronto, Ontario, Canada M5J 2N8
(Former name and address if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2010, Bio-Carbon Solutions International Inc. (the “Company”) entered into a Consulting Agreement (“Agreement”) with Mr Gilles Trahan, an expert in project development in the renewable energy sector.  Under the Agreement with Mr Trahan, who currently sits on the Board of Directors of both Atlantic Wind & Solar Inc., and MSE Enviro-tech Corp.  He will be seeking clients with unrealized carbon assets and will be compensated $250,000 for conducting business development and advisory services on behalf of the Company as it builds a pipeline of carbon projects worldwide, and continues developing these projects through the sale of carbon offsets.

On January 14, 2011, the Company entered into a License Agreement with 1776729 Ontario Corporation (the “1776729 License”), a privately owned corporation registered under the Laws of Ontario.  Pursuant to the 1776729 License, the Company was granted an exclusive, non-transferable, and irrevocable right to develop and commercialize certain intellectual property that will be used in developing carbon credits from forested lands.  The intellectual property consists of knowledge pertaining to the registration of carbon offsets or carbon credits from the biological carbon pools contained in ecosystems (mainly forest ecosystems).  Carbon pools can then be conveyed into a new form of security, termed carbon credits, which are bought by carbon emitters who are compelled to reduce their carbon emissions through legislation, or carbon emitters who may voluntarily engage in carbon trading for the purpose of increasing their environmental stewardship or for publicity purposes.  Under the 1776729 License the Company must pay a royalty of 6 % of its gross annual sales to 1776729.  In addition, the Company has agreed to pre-pay the royalty on the first $15,000 of revenue to be earned under the 1776729 License, which will be paid by the issuance of 5,000,000 of the Company’s Common Stock to 1776729 Ontario Corporation.  Such stocks are exempted from the reverse stock split reported in 5.07. This permitted the Company to advanced business activities in earnest (www.bio-carb.com).

On January 17, 2011, the Company entered into a Carbon Development Agreement (“CDA”) with Basia Holdings, Inc. (“Basia”), a privately held company incorporated in the State of Tennessee. Under the Basia CDA, the Company has acquired exclusive and irrevocable rights to the development of carbon credit potential on a 9000 acre parcel of heavily forested land in Grundy County, Tennessee from which coal exploitation is possible.  Further, under the Basia CDA, the Company will pursue the development and sales of carbon credits from the forested land, and form the possible exploitation of coal; methane emitted from coal mines has 23 times the greenhouse warming potential of carbon dioxide.  By capturing the methane and either flaring it, or using it in power application, significant amounts of carbon offsets can be generated.

Item 1.02 Termination of a Material Definitive Agreement.

Effective May 5, 2010, the Company terminated its rights to the Hartindo Fire-Inhibitor and Dectan rust protection and Fire Inhibitor products, and was simultaneously released from all obligations pursuant to a $5 million promissory note.  Subsequent to November 4, 2010, the Company has had no product or services to sell and only extremely limited business activity. However, the Company believes that upon its acquisition, completed on November 4, 2010, of the rights to the software product that generates “Carbon Credits” for sale on world markets, and was further expanded with the acquisition of a License on January 14, 2011, and entering into a material agreement with Basia Holdings Inc. on January 14, 2011, has regenerated our business activity and moved the Company out of “shell” status as defined in Rule 12 6-2 under the Exchange Act (17 CFR 240.12b-2).

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

The Company’s business plan and objective is to use its licensed intellectual property to provide services and capitalize on opportunities relating to carbon trading, carbon sequestration, and other greenhouse gas emission control, offset and reduction programs worldwide.  With the increasing importance of such programs, whether participation in them by businesses is voluntary, or as a result of mandatory government regulations, we believe there are opportunities to monetize any program, project or initiatives that will permit the reduction of emissions of green house warming gases. Application of renewable energy projects that displace fossil fuels, treatment of wastes, as well as projects that aim at reducing energy consumption, and/or substances that reduce the emission of greenhouse warming gases, offers a broad spectrum of opportunities for our Company.

Currently there are only two employees of the Company, whom also serve as directors of the Company; however, several other employees will be needed to implement the Company’s business plan.  To that end, and in anticipation of a growing work force, a stock option plan for the Company’s Common Stock has been prepared and accepted by the Board of Directors.

The two employees, Mr. Duchesne and Mr. Cormier, will receive an annual salary of $120,000 each as payment for their services as officers of the Company, as well as compensation for the services they provide under the Consulting Agreement the Company entered into with them. Each of them will also be issued options to purchase 2,000,000 shares of our Common Stock, exercisable at $0.03. Options expire December 31, 2012. Pursuant to our Consulting Agreements with Mr. Duchesne and Mr. Cormier, the Company anticipates that it will pay additional remuneration to these individuals for their on-going services, likely in the form of a monthly cash payment, which will be determined once the Company has commenced more regular business operations.  The amount and conditions as to the timing and nature of those payments has not yet been determined.

The Company does not currently engage in any business activities that cu provide immediate cash flow, and in pursuing business opportunities, using the intellectual property and technology licensed from 1776729, we expect to incur expenses without generating any material revenues for the foreseeable future.  The costs of investigating and analyzing possibilities for business transactions from inception to June 4, 2010, and the costs of operating the Company (including paying management, legal advisors, accounting and other fees, and business development expenses) for the next 12 months, and beyond, will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us, by our stockholders, management or other investors.

We anticipate the need to raise funds to support our operations for the next 3 months. We have not identified any sources of additional funding for our continued operations, nor have we committed to a plan for funding if our current assets prove inadequate. During the next 12 months we anticipate incurring costs related to:

• pursuing business opportunities to obtain engagements from clients for the use of our licensed technology;
• preparing our financial statements and having them reviewed and audited; and
• preparing and filing of Exchange Act reports.

We anticipate that we will be able to meet these costs through use of funds in our treasury; additional amounts, if necessary, to be loaned by, or invested in us by our stockholders, management or other investors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 26, 2011, the number of shares of Common Stock beneficially owned of record by executive officers, directors and persons who hold 5% or more of the outstanding common stock of the Company.

Beneficial Owner	Amount of Stock Owned	% Ownership

Lacey Holdings	210,000,000	97.0%
2nd Floor, 33Waterfront Drive,
PO Box 3339, Road Town,
Tortola , BVI

Luc Duchesne	2,000,000 (1)	2.8%
132 Leo Avenue	2,500,000 (2)	2.3%
Sault Ste Marie, Ontario
P6A 3V7 Canada

Robert Cormier	2,000,000 (1)	2.8%
19 Coulson Avenue	2,500,000 (2)	2.3%
Sault Ste Marie, ON
P6A 3X4 Canada

John S. Wilkes	1,000,000 (1)	1.4%
141 Inglewood Dr
Toronto, ON
M4T 1H6 Canada

____________________________________________________________
(1) Options exercisable at $0.03.  Exempted from the reverse stock split reported in 5.07.

(2) Shares registered to 1776729 Ontario Corporation a company owned in equal parts by Mr. Duchesne and Mr. Cormier through companies, GSN Dreamworks Inc and R & B Cormier Enterprises Inc, which they control, respectively. Such stocks are exempted from the reverse stock split reported in 5.07.

The Company entered into License Agreements with companies owned and operated by Mr. Cormier and Mr. Duchesne and simultaneously into Consulting Agreements with these same individuals. Mr. Duchesne serves as the President, Chief Executive Officer, Treasurer, Chief Financial Officer and a Director of the Company.

There are no family relationships between any of the individuals serving as directors or officers of the Company.

Option plan

On January 11, 2011, the Company adopted an option plan pursuant to which the total number of Shares, which are, at any one time, reserved and set aside for issuance under this Plan, and under all other management options outstanding, and employee stock purchase plans, if any, shall not in the aggregate, exceed a number of Shares equal to 7,000,000 shares.  Such stocks are exempted from the reverse stock split reported in 5.07.

Compensation Committee Interlocks and Insider Participation

The Company did not have a compensation committee in the fiscal year ended December 31, 2009, nor does it currently have one.  During the fiscal year ended December 31, 2010, our Board of Directors had no deliberations regarding executive officer compensation.

Dividend Policy

We have not declared or paid any cash dividends on our common stock or preferred stock and we do not intend to declare or pay any cash dividend in the foreseeable future. The payment of dividends, if any, is within the discretion of the sole director and will depend on the Company’s earnings, if any, its capital requirements, and financial condition, and such other factors as the sole director may consider.

Securities Authorized for Issuance under Equity Compensation Plans

The issuance of any of our common or preferred stock is within the discretion of our board of directors, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

Facilities

As of January 18, 2010 we were renting a fully furnished office space in Sault Ste Marie, Ontario on a month to month basis for $900 per month plus applicable taxes.  We will incur telephone and internet charges of roughly $300 per month plus applicable taxes.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal financial interests and the fiduciary duty to our stockholders. Further, our management's own financial interests may at some point compromise their fiduciary duty to our stockholders. Luc Duchesne and Robert Cormier, who are the Company’s sole officers and a majority of its directors, continue to be involved in businesses that operate and commercialize technologies that are similar or related to the Company’s, although those businesses exploit and seek to exploit different applications and opportunities.  In addition, although it is anticipated that these individuals will spend significant time and effort developing our business, it is possible that they will be exposed to business or employment opportunities that would conflict with the interests of the Company, or cause them to reduce their efforts on the Company’s behalf or to entirely cease working with the Company.  If we and any other businesses with which our officers are involved wish to take advantage of the same opportunity, then the officer and director that is affiliated with both companies would abstain from voting upon the opportunity.

Future success is highly dependent on the ability of management to further develop and implement a business plan, and secure customers.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our activities will depend on the availability of finances, opportunities relating to carbon trading, offset and reduction regimes, greenhouse gas emission reduction programs, government regulations and economic conditions in the forestry and timber industries.  As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination. The Company has had no recent operating history and no revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without realizing significant revenues for the foreseeable future, at least until the market opportunities for the Company’s services and technology develops and the demand for our services becomes more proven and regular. This will likely result in our incurring net operating losses for the foreseeable future. We cannot assure that our business will develop as hoped, or that it will become profitable.

Our business may have no revenues for the foreseeable future.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully develop an operating business involving the use of the Lacey Holdings and the 1776729 licenses.

We may issue more shares to raise additional capital, and permit the development of the Company’s business.

As a result, the shareholdings of current shareholders may be diluted. Our Articles of Incorporation authorizes the issuance of a maximum of 275,000,000 shares of common stock. We may issue additional shares from time to time to raise the capital that we anticipate will be required to further develop our business.  Any share issuance would be subject to compliance with applicable securities laws and subject to that limitation, unless our Articles of Incorporation are amended with approval of our stockholders. The Company’s issuance of additional shares may be accomplished without stockholder approval.  This may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued from time to time may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

There is limited public market for our Common Stock, and we have never paid dividends on our Common Stock.

There is limited public trading market for our common stock and none is expected to develop until our business develops further.  Additionally, we have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.  Moreover, a significant number of unregistered securities may not become traded. Pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and any other applicable securities laws or regulations these restrictions will limit the ability of our stockholders to liquidate their investment.

Carbon trading may become obsolete.

Carbon trading is a commercial activity that is regulated by specific jurisdictions or can be voluntary.  When regulated, governments compel polluters to reduce their greenhouse gas emissions through technological improvements or through the purchase of carbon offsets (carbon credits).  It is an identified risk factor that new legislation may arise in certain jurisdictions that may render the Company’s business plan and knowledge obsolete with respect to carbon credits. With respect to the voluntary trade of carbon credits, there is a significant risk that certain voluntary purchasers of carbon credits may elect to cease the purchase of carbon credits for various reasons that are inherent to their business plans, or because of changing economic, political or other conditions.

Limited Operating History; Need for Additional Capital.

There is no pertinent historical financial information about us upon which to base an evaluation of our performance. Our assets and business have not yet generated substantial or recurring revenues. We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.  We will require additional financing to cover costs that we expect to incur over the next twelve months.  We believe that debt financing will not be an alternative for funding our operations as we do not have tangible assets to secure any debt financing.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or other securities.  However, we cannot provide any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operations.  In the absence of such financing, we will not be able to continue and our business plan will fail.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In addition to the shares issued to Mr. Duchesne and Mr. Cormier, as well as the Options issued to each, 3,000,000 shares were issued to Mr. Gilles Trahan in compensation for services rendered, and valued at $72,247.00.  All shares are issued as restricted securities and bear restrictive language on the face of the issued certificate.  Such stocks are exempted from the reverse stock split reported in 5.07.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010 Mr. John Wilkes was elected a director of the Company. Subsequently Mr. Gilles Trahan resigned as officer and director of the Company. Mr. Wilkes was then appointed the company’s President and Chief Executive Officer.

Mr. Wilkes (49) earned his C.A. designation with Price Waterhouse in Toronto, Canada.  Upon obtaining his designation he worked privately for a brief period of time before joining Coopers & Lybrand in Toronto, Canada.  While there Mr. Wilkes focused on insolvency and Mergers and Acquisitions. In the early ‘90’s Mr. Wilkes joined a junior investment bank called Peagun Corporation where he spent most of his time evaluating environmental technologies.  Since 2005, Mr. Wilkes has been an Independent Investment Management Professional, making private investments in both private and public companies that, for the most part, have their core business in the environmental space.  Options expire December 31, 2012.

On January 25, 2011, Mr. Duchesne and Mr. Cormier were appointed directors and officers of the Company and Mr. Wilkes resigned his position of President and CEO of the Company.  Mr Wilkes remained as director.  For his services Mr. Wilkes was granted options for 1,000,000 common stocks of the company, exempt of the reverse stock split reported in 5.07.  Options expire December 31, 2012.

Luc Duchesne (50), for the past five years, has been President and CEO of Forest BioProducts Inc, a consulting firm in forestry dealing with resource development. Forest BioProducts is owned in majority by Grid Cloud Solutions, Inc. (OTC:GRDC) a publicly trading technology and consulting company in the renewable energy sector ,where Mr. Duchesne holds the positions of director and Chief Technology Officer.  He has also been president and CEO of  SITTM Technologies Inc, a private biodiesel technology and brokerage firm; and of GSN Dreamworks Inc., a private research and development firm involved in opportunities relating to carbon stocks and natural resources.

From 2004 to 2006 Mr. Duchesne was fully engaged in forestry consulting, acting as CEO of Forest BioProducts, providing various services to clients seeking economic opportunities from the exploitation of non timber values from forest ecosystems such as bioenergy, biomass, pharmaceuticals and nutraceuticals.  These activities were reduced to 20% of his time when he took the position of CEO of SITTM Technologies Inc, in 2006.  SITTM Technologies Inc is a privately owned corporation involved in the manufacturing and sales of biodiesel and value added products from fatty acid methyl esters. This took up 60% of his time. He was president of GSN Dreamworks from 2006 continuing until June 2010 when he became CEO of BioCarbon Systems International.  From June 2010 to December 2010 he was CEO and director of Bio-Carbon Systems International Inc.  GSN Dreamworks Inc. is a privately owned Ontario company dedicated to research and development mainly in the non timber value sector of forestry.  He is currently engaged in the full time management of the Company with an effort of at least 40 hours per week.

Mr. Duchesne holds a PhD in plant biochemistry from the University of Guelph, a M.Sc. in Forest Sciences from the University of Toronto (1985) and a B.Sc. in Forest Engineering from Laval University (1983).  He has authored or co-authored 85 peer-reviewed scientific articles, book chapters or books.  He has developed algorithms and other knowledge relating to carbon stocks and the assessment of the amount of carbon stock found in various natural ecosystems.  That intellectual property can be used to validate carbon stocks in the context of carbon trading regimes.  Mr. Duchesne was appointed as a director of the Company in large part because of his academic training with respect to forestry matters, his training and experience in the forestry sector, his prior experience as an entrepreneur, and his specific knowledge and understanding of the intellectual property to be exploited by the Company and the business opportunities in which that technology could be applied.  Mr. Duchesne anticipates that over the next six months he will devote approximately 160 hours per month to the business of the Company.

Robert Cormier (age 54) during the past five years has been President and Chief Pilot of R&B Cormier Enterprises Inc., an Ontario corporation in operation since 1988 which occupied 95% of his time, and Remote Airborne Solutions Inc., an Alberta corporation which occupied 5 % of his time and to which he currently provides less than 1% of his time. From June 4, 2010 to December 23, 2010 he was director and COO of Bio-Carbon Systems International Inc.  Mr. Cormier is a commercial pilot, research diver and forestry technologist.  From 1982 to 1989, he was an owner and senior manager of a commercial trading house with an international clientele.  Prior to 1982, Mr. Cormier was a full time pilot and held various management positions including Senior Line Pilot and Chief Pilot, responsible for compliance with Transport Canada requirements and corporate safety and governance protocols. Mr. Cormier has also acted as a volunteer director to many nonprofit corporations such as the Sault Ste. Marie Innovation Centre from 1999-2000.  During his career, he has worked and consulted on natural resource issues on all continents except Australia/Antarctica.  Mr. Cormier was appointed as a director of the Company because of his experience in the forestry sector, and issues involved in performing aerial surveys as well as his other field experience, his prior experience as an entrepreneur, and his specific knowledge and understanding of the intellectual property to be exploited by the Company and the business opportunities in which that technology might be applied.  Mr. Cormier anticipates that over the next six months he will devote approximately 160 hours per month to the business of the Company.

Compensatory Arrangements

The following reflects what the Company expects the compensation for Mr. Duchesne and Mr. Cormier to be for the period ending December 31, 2011, and the amount of time they expect to devote to the Company.

Employee	Base cash Compensation	Performance Bonus	Time dedicated to Business
Luc C. Duchesne	$120,000/year	$120,000 in common stocks	160 hrs per month
Robert G. Cormier	$120,000/year	$120,000 in common stocks	160 hrs per month

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2010, the Company amended its Articles of Incorporation to change its authorized share capital from 70,000,000 shares of common stock to 275,000,000 shares of common stock.

On January 11, 2010, the Company amended its Articles of Incorporation and changed its name from “Elemental Protective Coatings Corp” to “Bio-Carbon Solutions International Inc.” and consolidated its issued capital on a ratio of 1 share for every 9 shares held.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following matters were submitted for approval to the shareholders of the Company on January 11, 2011, and the shareholders approved each of these matters as presented to them by signing written consents by 97% of the Company's shareholders:

1. Election of Luc Duchesne and Robert Cormier as directors;
2. Change of name of the Company from Elemental Protective Coatings Corp to Bio-Carbon Solutions International Inc. and subsequent amendment of the Articles of Incorporation; and
3. Reverse stock split 9 to 1.

On January 17, 2011, the Company implemented a 9-to-1 reverse stock split as follows:

Prior to reverse split 275,000,000 authorized shares by written consent of 97% of the shares allowed to vote.

	January 17, 2011, prior to stock reverse split	January 18, 2011, after stock reverse split
Authorized capital	275,000,000	275,000,000
Issued	223,300,000	24,811,111

No other matters were submitted to the shareholders of the Company for their approval when the above matters were presented to the shareholders.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

10.1           License Agreement with 1776729 Ontario Corporation

10.2           Carbon Development Agreement with Basia Holdings, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bio-Carbon Solutions International Inc.

Date: January 26, 2011	By:	/s/ Luc C. Duchesne
Name: Luc C. Duchesne
Title: President and Chief Executive Officer

The information in this report and the exhibits hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.

Exhibit Index

Exhibit No.	Description

10.1	License Agreement with 1776729 Ontario Corporation
10.2	Carbon Development Agreement with Basia Holdings, Inc.